Exhibit 99.1

Mirati Therapeutics Appoints Laurie Stelzer as Chief Financial Officer

SAN DIEGO – May 16, 2022 – Mirati Therapeutics, Inc. (NASDAQ: MRTX), a clinical-stage targeted oncology company, today announced the appointment of Laurie Stelzer as the Company’s Chief Financial Officer (CFO) effective May 16, 2022. Laurie will report to the Company’s Chief Executive Officer, David Meek.

David commented, “We are excited to have Laurie join Mirati. She brings extensive finance expertise and strategic insights, which will be invaluable as we continue to deliver on our ambitious goals, including working toward our first potential launch in the U.S. this year with adagrasib in previously-treated KRASG12C non-small cell lung cancer. I am confident her proven leadership in biopharma will benefit Mirati, as we continue to scale towards becoming a sustainable, commercial oncology company and aggressively execute our strategy.”

“I am honored to be part of an innovative and patient-centric company that is helping people with cancer, especially during this period of growth and as Mirati rapidly advances a deep pipeline of targeted oncology programs,” said Laurie. “The Mirati team is dedicated to transforming the lives of patients with cancer and I look forward to working with my new colleagues to meaningfully advance this mission.”

Laurie joins the Company most recently from Arena Pharmaceuticals, Inc. (acquired by Pfizer) where she served as Executive Vice President and CFO since 2020. She brings 25 years of biopharma industry experience to her role in leading the company’s finance functions. Prior to joining Arena, Laurie was the CFO at Halozyme Therapeutics where she led the finance, information technology, business development, project management and site operations organizations.

Prior to joining Halozyme, Laurie held senior management roles at Shire Plc (acquired by Takeda), including Senior Vice President of Finance, Division CFO for the Regenerative Medicine Division, and Head of Investor Relations. Previously she held positions of increasing responsibility during her fifteen-year career at Amgen, Inc., spanning the areas of finance, treasury, global accounting, and international/emerging markets.

Laurie received her B.S. in Accounting from Arizona State University, and her M.B.A. from the Anderson School of Management at the University of California, Los Angeles.

Vickie Reed, Mirati’s Chief Accounting Officer, filled the role of Mirati’s Principal Accounting Officer and on an interim basis, the Principal Financial Officer, and will be retiring from Mirati later this year.

About Mirati Therapeutics, Inc.

Mirati Therapeutics, Inc. is a clinical-stage biotechnology company whose mission is to discover, design and deliver breakthrough therapies to transform the lives of patients with cancer and their loved ones. The company is relentlessly focused on bringing forward therapies that address areas of high unmet need, including lung cancer, and advancing a pipeline of novel therapeutics targeting the genetic and immunological drivers of cancer. Unified for patients,

Mirati's vision is to unlock the science behind the promise of a life beyond cancer. For more information about Mirati, visit us at Mirati.com or follow us on Twitter, LinkedIn and Facebook.

Forward Looking Statements

This press release contains certain forward-looking statements regarding the business of Mirati Therapeutics, Inc. (“Mirati”). Any statement describing Mirati’s goals, expectations, financial or other projections, intentions or beliefs, development plans and the commercial potential of Mirati’s drug development pipeline, including without limitation adagrasib (selective KRASG12C inhibitor), sitravatinib (TAM receptor inhibitor), MRTX1719 (MTA cooperative PRMT5 inhibitor), MRTX1133 (selective KRAS G12D inhibitor), and MRTX0902 (SOS1 inhibitor), is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to risks and uncertainties, particularly those challenges inherent in the process of discovering, developing and commercialization of new drug products that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs.

Mirati’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Mirati’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Mirati. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Mirati’s programs are described in additional detail in Mirati’s quarterly reports on Form 10-Q and annual reports on Form 10-K, which are on file with the U.S. Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov). Mirati assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Mirati Contacts

Investor Relations: ir@mirati.com

Media Relations: media@mirati.com
2